Exhibit (j)(3)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Fidelity Fixed-Income Trust: Fidelity Commodity Strategy Fund and Fidelity Series Commodity Strategy Fund, which are included in Post-Effective Amendment No. 126 to the Registration Statement on Form N-1A.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
August 19, 2009